EXHIBIT 10.13

                                groomecaptial.com

Delivered via fax:  905-948-8377

PRIVATE AND CONFIDENTIAL

October 12, 2000

Power Photo Kiosks Inc.
181 Whitehall Drive
Markham, ON
L3R 9T1

Attention:     Terry Cooke, President & CEO

Dear Sirs:

Further to our recent discussions on the financing of Power Photo Kiosks Inc., ("PPK" or the "Company") Groome Capital. Com Inc. (the "Agent") would be pleased to be appointed and retained as the exclusive agent and lead manager in Canada to assist PPK, on a best efforts basis, to sell the equity of the Company as outlined below.

In addition to this engagement letter the parties will enter into a formal agency agreement (the "Agency Agreement"). The Agency Agreement will contain the terms and conditions of the Offering agreed to by the Agent and the Company. The Agency Agreement will be negotiated in good faith between the Company and the Agent and shall contain the usual representations and warranties to be given by the Company in favour of the Agent, the usual covenants to provide the usual form of auditors' comfort letters and legal opinions, the usual termination events including "market out" provisions, "material change out" provisions, "disaster out" provisions, as well as the usual indemnities, contribution provisions, and other relevant terms and will include the following terms of this engagement letter:

1. The Agent shall raise seed capital ("Seed Capital Offering") of up to US$4.0 million dollars, for PPK on a valuation as agreed between the Company and the Agent, and on such terms and conditions so that the equity sold pursuant to the Seed Capital Offering will be freely tradable upon the completion of the financing. The offering shall consist of units, each unit consisting of 1 common share and 1 common share purchase warrant. Both the common shares and the warrants shall be priced within the market context upon our mutual agreement.

2. Upon completion of the Seed Capital Offering referred to above, the Company and the Agent shall enter into a formal arrangement to raise US$60 million ("Major Financing"), the majority of the proceeds of which will be used to undertake a complete rollout of the Company's products, as outlined in its business plan. The terms and conditions of the financial instrument (the "Securities") to be sold and the terms and conditions of this offering shall be in the context of the market at the time the arrangement is entered into. In connection with the Major Financing, the Agent shall be entitled to a participation of no less than 20% of such financing.

3. The Company covenants and agrees that the securities sold pursuant to the Major Financing will be qualified by a prospectus in each jurisdiction in which the securities are sold. In the event that a receipt has not been issued by each of the regulatory


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     authorities in the  Jurisdictions (as defined  hereunder),  in respect of a
     (final) prospectus (the "Prospectus"), qualifying for distribution the securities underlying the securities on or before a date which is 150 days following the date of the closing of the Major Financing, each holder of the securities shall be entitled to receive a 10% increase in the securities owned for no additional consideration.

4. The parties acknowledge that the Agent will use its best efforts to arrange for purchasers for the securities in the Provinces of Ontario, British Columbia, Alberta and Quebec and in such other jurisdictions, which are agreed to by the Company and the Agent (collectively, the "Jurisdictions"). It is understood and agreed that the Agent is under no obligation to purchase any of the Offering although the Agent may purchase portions of the Offering if it so desires.

5. The Company, with the assistance of the Agent and respective counsel, will be responsible for the preparation and filing of a preliminary prospectus and the Prospectus, and will make all other necessary filings with, and take all necessary actions required by, applicable regulatory authorities under the applicable securities legislation in the Jurisdictions with respect to the Offering.

6. The Agent may terminate this agreement by notice in writing to the Company at any time prior to the completion of the Offering if: (i) the Agent is not satisfied in its sole discretion with its due diligence review and investigations; (ii) there is, in the sole opinion of the Agent, a material change or a change in any material fact or a new material fact shall arise which would be expected to have an adverse change or effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company; (iii) the state of the financial markets is such that, in the sole opinion of the Agent, it would be unprofitable to offer or continue to offer the Offering for sale; (iv) there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation which, in the sole opinion of the Agent adversely affects or may adversely affect the financial markets or the business, affairs or profitability of the Company or the market price or value of the securities of the Company;
     (v) there is an inquiry or investigation (whether formal or informal) in relation to the Company or any of the officers or directors or principal shareholders of the Company; (vi) any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or (vii) the Company is in breach of a term, condition or covenant of this agreement or any representation or warranty given by the Company in this agreement becomes or is false.

7. The Agent intends to complete its initial due diligence review as soon as possible and, in any event, within 30 business days of the acceptance of this letter of engagement. In connection therewith, the Company covenants and undertakes to make available to the Agent all financial and other information which the Agent, acting reasonably, deems necessary for it to complete a due diligence investigation of the business and affairs of the Company. If the Seed Capital Offering is not closed on or prior to January 31, 2001, the Company reserves the right to terminate this engagement, subject to payment of amounts incurred prior to the date of termination and owing under section 11.

8. All Company information, documentation, proposals, financial information will be returned by the Agent to the Company within 30 days of the termination of this engagement. No Company information or due diligence information, nor copies thereof, may be retained by the Agent should this engagement be terminated.



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9.   The Company shall pay to the Agent a Fee (the  "Agent's  Fee") equal to 10%
     of the gross proceeds raised pursuant to the Seed Capital Offering and the Major Financing. In addition, the Company shall pay to the Agent a fee equal to 10% of the amount of any financing provided by any investor (or any related persons to such investor) within 6 months of the introduction of the investor by the Agent to the Company. Further, and subject to any required regulatory approval, the Company shall grant to the Agent compensation options (the "Compensation Options") entitling the Agent to purchase an amount equal to 10% of the number of securities issuable pursuant to the offerings, at a price equal to the price per share under the relevant offering exercisable for a period of 24 months from the closing date of each relevant offering or such greater price or shorter period as may be required by applicable securities laws where such
     approvals  are  not  obtained.   Subject  to   regulatory   approval,   the
     Compensation Options and all underlying common shares, or such portion thereof as is permitted under applicable securities laws, will be qualified by the Prospectus.

10. In addition to the foregoing, the Company will pay all expenses and fees in connection with the Offering. These expenses shall include, without limitation, all expenses of or incidental to the creation, issue, sale or distribution of securities under the Offering; the fees and expenses of the Company's counsel; all costs incurred in connection with the preparation of documents or certificates relating to the Offering, including the preliminary prospectus and the Prospectus or other Going Public Transactions; all expenses and fees incurred by the Agent, which shall include the fees and expenses of Agent's counsel and fees and expenses incurred by the Agent or on its behalf which shall be payable by the Company immediately upon receiving an invoice therefore from the Agent and shall be payable whether or not the Offering is completed. To the extent that GST and/or PST is payable upon any of the fees or expenses specified in this letter, the Company shall be solely responsible. The Company shall pay to the Agent $15,000 on account of expenses, of which $10,000 shall be applied against legal costs, and $5,000 shall be applied against the out of pocket expenses of the Agent. The Agent shall have all individual out of pocket expense in excess $5,000 approved by the Company, such approval not to be unreasonably withheld. Should the Agreement be terminated and the respective expenses incurred are less than the respective retainers, the balance of the funds, if any, shall be returned to the Company.

11. Should the Company enter into an Alternative Transaction (as defined below) subsequent to the date of the signing of this engagement letter and prior to the Closing Date of the Seed Capital Offering and fail to complete the Offering (other than for reasons attributable solely to the Agent), the Company shall pay to the Agent a fee equal to the greater of 3% of the value of the Alternative Transaction or US$150,000 together with all of the Agent's expenses and disbursements incurred to the date upon which the Alternative Transaction is entered into.

12. An "Alternative Transaction" means a merger, amalgamation, arrangement or reorganization involving or a sale or exchange of all or substantially all of the assets of, the Company or any material subsidiary, or the issuance of securities of the company in excess of 5% of the total value or number of securities currently outstanding. The parties agree that the payment contemplated herein shall be accepted by the Agent in full satisfaction of all claims against the Company which the Agent may have in connection with the failure of the Company to complete the Offering as contemplated by
     Section 11, except a claim for indemnity or contribution hereunder. For greater clarity, the issuance of shares upon the exercise of stock options, shall not constitute an issuance of securities as contemplated by Section 12.


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13.  Subject to the  completion  of the Seed  Capital  Offering,  the Agent will nominate one additional director acceptable to the Company to sit on the Company's board of directors, such election to be effective not later than the closing date of the Seed Capital Offering. The Company shall do all things within its power to support and effect the election of such person to its board of directors.

14. The Agent will require a contractual restriction on the sale of securities of the Company currently being held by senior management and insiders (who in the opinion of the Agent, acting reasonably, hold material voting securities of the Company), that they will not, without the consent of the Agent, sell or otherwise dispose of any such securities in the capital of the Company held by them until 120 days subsequent to the date which a receipt has been issued by the last of the Securities Commissions in the Jurisdictions for the Prospectus. This contractual escrow provision will be subject to an exemption that would permit escrowed shareholders to tender their securities to a bona fide takeover bid made to all shareholders and in any other circumstance that is permitted by the Ontario Securities Commission in any escrow required or imposed by it.

15. The Company covenants with the Agent that the Company will not issue or announce the issuance of any securities of the Company including any securities convertible into or exchangeable for or exercisable to acquire common shares of the Company during a period commencing on the date of execution of this letter and for a period of 120 days thereafter. The Agent shall be entitled to appoint a soliciting dealer group consisting of other registered dealers for the purposes of arranging for purchasers of the securities under the offerings.

16. In addition to the rights set forth in Section 2, the Company appoints and retains the Agent as exclusive agent in Canada for a term of 24 months, and grants to the Agent a right of first refusal to participate in and co-manage any subsequent Canadian financings, mergers, acquisitions, sale or takeover for a period of one year from the Closing Date of the Major Financing (excluding any non broker dealer transaction), which right is contingent upon the successful completion of the Seed Capital Offering.

17. The terms, representations, warranties and conditions contained in this agreement shall remain in force until this agreement is terminated. In the event the Offering(s) proceed the terms, representations, warranties and conditions contained in the agreement shall survive the closing of the Offering and notwithstanding such closing shall continue in full force and effect. The Company covenants and agrees to indemnity the Agent as provided for in Schedule "A" attached hereto, which schedule is hereby incorporated into and forms part of this agreement.

18. If one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this agreement, but this agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

19. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the parties hereto attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

20. This agreement may be signed in one or more counterparts, in original or facsimile form.


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21.  This agreement  reflects the agreement  between the parties with respect to
     the  subject  matter  hereof  and   supersedes  all  prior   agreements  or
     arrangements pertaining thereto, whether written or oral. No amendment of the provisions hereof shall be effective unless such amendment is reduced to writing and executed on behalf of each of the parties hereto.

22. Time being of the essence all parties agree to proceed with all reasonable dispatch.

If this agreement accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this agreement (in counterparts, if necessary) where indicated below and return a copy thereof, to Groome Capital.com Inc. (Attention: Donald J. Page). If this letter is not accepted by 5:00 p.m. (Toronto time) on Thursday October 19, 2000 the offer is automatically withdrawn.

Yours very truly,

GROOME CAPITAL.COM INC.

/s/ Donald J. Page
Donald J. Page
Executive VP

The foregoing accurately reflects the terms of the transaction which we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Accepted this   12th   day of October, 2000


Power Photo Kiosks Inc.


/s/ Terry Cooke
-------------------------
Authorized Signing Officer
President & CEO



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                                  SCHEDULE "A"

Power Photo Kiosks Inc. (the "Indemnitor") hereby agrees to indemnify and hold Groome Capital.com Inc. and/or any of its affiliates (hereinafter referred to collectively as the "Agent") and each of the directors, officers, employees and partners of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent and/or the Personnel, to which the Agent and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and/or the Personnel hereunder or otherwise in connection with the matters referred to in the agreement to which this is attached, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

1. the Agent or the Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; or
2.   the Agent beaches any material provision of this agreement; and
3. the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (1) or the breach of any material provision of this agreement referred to in (2).

If for any reason (other than the occurrence of any of the events itemized in (1) to (3) above), the foregoing indemnification is unavailable to the Agent or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to the agreement to which this is attached.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent and/or the Personnel or any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agent and/or any Personnel or if any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Personnel in connection therewith) and out of pocket expenses incurred by the Agent or the Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.



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The  indemnity  and  contribution  obligations  of the  Indemnitor  shall  be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel. The parties agree that the Agent holds all rights of the Personnel in trust for the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the agreement to which this is attached or any termination of the authorization given by the agreement to which this is attached and shall apply whether or not the offering is completed.